Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Damien McDevitt, the Chief Executive Officer of Akcea Therapeutics, Inc., (the “Company”), and Robert Dolski, the Vice President, Finance of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2020

By:	/s/ DAMIEN MCDEVITT	By:	/s/ ROBERT DOLSKI
	Damien McDevitt		Robert Dolski
	Chief Executive Officer		Vice President, Finance

A signed original of this written statement required by Section 906 has been provided to Akcea Therapeutics, Inc. and will be retained by Akcea Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.